Exhibit (j).1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 21, 2013 relating to the financial statements and financial highlights which appears in the September 30, 2013 Annual Report to Shareholders of Virtus Opportunities Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Non-Public Portfolio Holdings Information", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

Philadelphia, Pennsylvania

January 27, 2014